UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 25, 2007

Date of Report (Date of earliest event reported)

FNB Financial Services Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 000-13086

North Carolina	56-1382275
(State of incorporation)	(I.R.S. Employer Identification No.)

1501 Highwoods Boulevard, Suite 400
Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

(336) 369-0900
(Registrant's telephone number, including area code)

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Officer Compensation. On January 25, 2007, FNB Financial Services Corporation (the “Company”), the parent company of FNB Southeast (the “Bank”), and Pressley A. Ridgill, President and Chief Executive Officer of the Company and the Bank, executed an Employment and Change of Control Agreement (the “Employment Agreement”). The Employment Agreement replaces the Employment and Change of Control Agreement dated July 1, 2004, between the Company and Mr. Ridgill (the “Previous Agreement”), which expired on 12/31/06.

There follows a brief description of the terms and conditions of the Employment Agreement:

The Employment Agreement provides for Mr. Ridgill’s employment as President and Chief Executive Officer of the Company, the Bank and their respective subsidiaries, with duties and responsibilities as are customary for persons holding executive offices of publicly held corporations generally and of holding companies and institutions that are a part of the financial institution industry specifically. Unless earlier terminated, the Employment Agreement has a term of three years beginning as of January 1, 2007 (the “Effective Date”) and ending as of December 31, 2009 (the “Employment Period”).

The Company and the Bank (together “FNB”) will pay Mr. Ridgill a base salary at the rate of at least $300,000 per year (“Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank’s payroll practices from time to time. The Compensation Committee of the Company’s Board of Directors (“Company Board”) shall review Mr. Ridgill’s total compensation at least annually and in its sole discretion may adjust Mr. Ridgill’s total compensation from year to year, but during the Employment Period, Mr. Ridgill’s Base Salary may not decrease below $300,000, and periodic increases in Base Salary, once granted, may not be revoked.

Mr. Ridgill shall be entitled to participate in all of FNB’s (i) executive management incentive plans, (ii) long-term incentive plans; and (iii) stock option, stock grant and similar plans, and in each of the foregoing cases any successor or substitute plans, and in at least as favorable a manner as any participant who is a member of FNB’s senior executive management.

Mr. Ridgill shall be entitled to participate in all savings, pension and retirement plans (including supplemental retirement plans), practices, policies and programs applicable generally to FNB’s senior executive employees (the “Benefit Plans”), on at least as favorable a basis as any other participant who is a member of FNB’s senior executive management.

Mr. Ridgill and/or Mr. Ridgill’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by FNB (including, without limitation, medical, hospitalization, prescription, dental, disability, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent applicable generally to FNB’s senior executive employees (“Welfare Benefit Plans”).

Mr. Ridgill shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Mr. Ridgill in accordance with FNB’s policies, practices and procedures, to the extent applicable generally to FNB’s other senior executive employees.

Mr. Ridgill shall be entitled to fringe benefits in accordance with FNB’s plans, practices, programs and policies in effect for their senior executive employees. In addition, he shall be entitled to an annual automobile allowance payment of $15,000, and FNB shall pay the operating expenses of such automobile.

Mr. Ridgill shall be entitled annually to a minimum of twenty (20) business days of paid vacation and shall be entitled to those number of business days of paid disability, sick and other leave specified in FNB’s employment policies.

In addition, Mr. Ridgill shall receive up to five (5) business days of paid leave to attend continuing education programs in order to maintain his status as a certified public accountant. Mr. Ridgill shall be required to take two (2) vacations of at least five (5) consecutive business days each calendar year.

Mr. Ridgill’s employment with FNB shall terminate automatically upon Mr. Ridgill’s death. Otherwise, FNB may terminate Mr. Ridgill’s employment for Cause (as defined in the Employment Agreement) and/or if FNB’s Boards determine in good faith that the Disability (as defined in the Employment Agreement) of Mr. Ridgill has occurred,

If FNB terminates Mr. Ridgill’s employment other than for Cause, death or Disability, (and, in the cases of Cause or Disability, other than in connection with a Change of Control (as defined in the Employment Agreement)), then in consideration of Mr. Ridgill’s services rendered prior to such termination:

(i)
FNB shall pay Mr. Ridgill the following cash sums: (a) his base salary through the date of termination, (b) any accrued vacation and sick leave pay, and (c) the product of (1) the number of days remaining in the Employment Period and (2) Mr. Ridgill’s Base Salary, divided by 365. Provided however, that if at any time during the Employment Period or the Remaining Employment Period (as defined in the Employment Agreement) Mr. Ridgill violates the Employment Agreement’s restrictive covenants, Mr. Ridgill shall forfeit his right to receive, or (to the extent he has already received payment) shall repay in full to FNB with interest at 8% per annum, such sums;

(ii)
for the remaining Employment Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, FNB shall continue to provide benefits to Mr. Ridgill and/or Mr. Ridgill’s family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans if Mr. Ridgill’s employment had not been terminated; provided, however, that if Mr. Ridgill becomes re-employed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans, the benefits provided by FNB shall be secondary to those provided under such other employer’s plans; and

(iii)
FNB shall timely pay or provide to Mr. Ridgill any other amounts or benefits required to be paid or provided herein or which Mr. Ridgill is eligible to receive under any Welfare Benefit Plan or any other plan, program, policy or practice or contract or agreement of FNB.

If Mr. Ridgill’s employment terminates by reason of his death, FNB shall only owe the following obligations to Mr. Ridgill’s legal representatives under the Employment Agreement: (i) accrued obligations shall be timely paid; (ii) Other Benefits (as defined in the Employment Agreement) shall be timely paid or provided; (iii) all stock options that are “incentive stock options” (“ISOs”), as described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), previously granted to Mr. Ridgill that vested at or prior to the date of termination shall remain exercisable for the longer of twelve (12) months and the exercise period in effect immediately prior to the date of termination; (iv) all nonqualified stock options shall remain exercisable for the period of exercise in effect immediately prior to the date of termination; (v) all options previously granted to Mr. Ridgill and scheduled to vest in the year of death shall immediately vest and be exercisable for the exercise period set forth in the applicable grants; and (vi) Mr. Ridgill’s rights to all benefits under all benefit plans that are “non-qualified” plans shall be 100% vested at the time of Mr. Ridgill’s death.

If Mr. Ridgill’s employment is terminated by reason of his Disability, FNB shall only owe the following obligations to Mr. Ridgill: (i) accrued obligations shall be timely paid; (ii) Other Benefits shall be timely paid or provided; (iii) all options that are ISOs and that vested at or prior to the date of termination shall remain exercisable for the lesser of twelve (12) months and the period of exercise in effect immediately prior to the date of termination; (iv) all options previously granted and scheduled to vest in the year in which the date of termination occurs shall immediately vest and be exercisable (A) in the case of ISOs, for twelve (12) months from the date of termination, and (B) in the case of options that are not ISOs, for the exercise period set forth in the applicable grant; and (v) all other options that vested at or prior to the date of termination shall remain exercisable for the period of exercise in effect immediately prior to the date of termination.

If Mr. Ridgill’s employment is terminated for Cause, FNB shall only owe the following obligations to Mr. Ridgill: (i) the accrued obligations shall be paid in a lump sum in cash on the 30th day after the date of termination, and (ii) Other Benefits shall be paid or provided in a timely manner, provided, however, that Mr. Ridgill’s right to continue to participate in Welfare Benefit Plans shall terminate on the 30th day following the date of termination, subject to his rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, 29 U.S.C. §§ 1161 et seq.

In the event that FNB terminates Mr. Ridgill’s employment, other than for Cause or Disability, or Mr. Ridgill terminates his employment because FNB require Mr. Ridgill to perform its duties and responsibilities from a location other than FNB’s executive officers in Greensboro, North Carolina or reduce his duties, responsibilities, prerogatives and authority, in any such case at the time of or within one (1) year after a Change of Control, Mr. Ridgill shall be entitled to receive the following Change Of Control payments and benefits:

(i)	FNB shall pay Mr. Ridgill the aggregate of the following amounts:

(A)	the sum of his accrued obligations;

(B)	an amount equal to 2.99 times Mr. Ridgill’s Base Salary;

(C)
the product of (x) Mr. Ridgill’s aggregate cash bonus for the last completed fiscal year, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; and

(ii)
for the number of days remaining in the Employment Period from and after the Change of Control termination date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, FNB shall continue benefits to Mr. Ridgill and/or Mr. Ridgill’s family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans if Mr. Ridgill’s employment had not been terminated; provided, however, that if Mr. Ridgill becomes re-employed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as Mr. Ridgill would receive under the Welfare Benefit Plans, the benefits provided by FNB shall be secondary to those provided under such other plans during such applicable period of eligibility; and

(iii)
all options previously granted to Mr. Ridgill that are unvested as of the Change of Control termination date shall be deemed vested, fully exercisable and non-forfeitable as of the Change of Control termination date (provided, however, that options granted less than six (6) months before the Change of Control termination date shall not be exercisable until the first day subsequent to the six (6) months following their dates of grant) and all previously granted options that are vested, but unexercised, on the Change of Control termination date shall remain exercisable, in each case for the period during which they would have been exercisable absent the termination of Mr. Ridgill’s employment; and

(iv)	Mr. Ridgill’s benefits under all Benefit Plans that are non-qualified plans shall be 100% vested, regardless of Mr. Ridgill’s age or years of service, as of the Change of Control termination date.

During the Restricted Period (as defined in the Employment Agreement), Mr. Ridgill shall not, within the geographic areas composed of the circles surrounding the Bank’s existing banking offices, with each circle having the applicable banking office as its center point and a radius of twenty-five (25) miles (the “Territory”), directly or indirectly, in any capacity, render his services, or engage or have a financial interest in, any business that shall be competitive with any of those business activities in which FNB or any of the Bank’s subsidiaries (the “FNB Group”) is engaged as of the date of the Employment Agreement, which business activities include the provision of banking services (collectively, the “Business”).

During the Restricted Period, within the Territory, Mr. Ridgill shall not, directly or indirectly, individually or on behalf of any other person or entity (other than FNB), offer to provide banking services to any person, partnership, corporation, limited liability company, or other entity who is or was (i) a customer of any member of the FNB Group during any part of the twelve (12) month period immediately prior to the date of termination, or (ii) a potential customer to whom any member of the FNB Group offered to provide banking services during any part of the twelve (12) month period immediately prior to the date of termination.

During the Restricted Period, within the Territory, Mr. Ridgill shall not, directly or indirectly, individually or on behalf of any other person or entity, solicit, recruit or entice, directly or indirectly, any employee of any member of the FNB Group to leave the employment of such member to work with Mr. Ridgill or with any person, partnership, corporation, limited liability company or other entity with whom Mr. Ridgill is or becomes affiliated or associated.

The non-compete provisions shall not be operative upon, or be in any way enforceable against Mr. Ridgill at or after, a Change of Control Termination (as defined in the Employment Agreement) or a termination of Mr. Ridgill’s employment by FNB other than for Cause, death or Disability (i.e., a termination without Cause).

FNB’s obligations under the Employment Agreement are also subject to regulatory orders, notices and other actions, and the consequences thereof, as more fully described in the Employment Agreement.

A copy of Mr. Ridgill’s Employment Agreement is attached as Exhibit 99.1, and is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

(e) A brief description of the material terms of Mr. Ridgill’s Employment Agreement is contained in Item 1.01, “Entry into a Material Definitive Agreement,” above, and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Employment and Change of Control Agreement among FNB Financial Services Corporation, FNB Southeast and Pressley A. Ridgill, dated January 25, 2007

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB FINANCIAL SERVICES CORPORATION
(Registrant)
By: /s/ K. Dwight Willoughby

K. Dwight Willoughby
Senior Vice President, Chief Accounting Officer and Controller

Date:      January 30, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Employment and Change of Control Agreement among FNB Financial Services Corporation, FNB Southeast and Pressley A. Ridgill, dated January 25, 2007